Exhibit 14(d)

CONSENT OF DECHERT LLP

We consent to the filing of our opinions as exhibits to the Registration Statement on Form N-14 of SunAmerica Series Trust to be filed with the Securities and Exchange Commission on or about December 22, 2014 and to the references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP

1099 Avenue of the Americas
New York, New York
December 22, 2014